Exhibit 99.1

Accelerize Inc. Reports Financial Results FOR THE FIRST QUARTER OF 2017

●	Software licensing revenue in Q1 2017 rose 12% to $4.9 million with total revenue reaching $6 million

●	Company achieved operating income of $226K in Q1 2017 compared to an operating loss of ($380K) in Q1 2016

●	Net loss in Q1 2017 narrowed to ($55K) compared to a net loss of ($583K) in Q1 2016

●	Adjusted EBITDA rose to $590K, a 75% increase compared to adjusted EBITDA of $337K in Q1 2016

Newport Beach, CA – May 9, 2017 – Accelerize Inc. (OTCQB: ACLZ) (OTCBB: ACLZ), a leader in marketing technology solutions, today announced financial results for its first quarter ended March 31, 2017.

Accelerize owns and operates CAKE, a marketing technology provider of solutions that track, attribute and optimize the performance of digital marketing spend, in real-time. CAKE’s powerful software-as-a-service (SaaS) enterprise platform is an industry standard for affiliate networks, advertisers, publishers and agencies to measurably improve campaign performance and return on advertising spend.

Business Highlights for Q1 2017

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Continued Growth of Monthly Recurring License Fees, Average Revenue per Customer and Total Number of Customers: Q1 2017 software license fee revenues increased 12% year-over-year to $4.9MM and comprised 83% of total revenue compared to 75% in Q1 2016. Total number of customers increased by 9% with average license revenue per customer increasing by 3% year-over-year through broader usage of the Company’s SaaS platform. Revenue remained broad-based with no single customer representing more than 5% of total revenue.

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Expanded Software Capabilities Expected to Open Larger Market Opportunities: The Company invested significant financial resources in software development throughout 2016 and into Q1 2017, in order to complete a comprehensive series of innovations to its CAKE enterprise software platform specifically designed to meet the needs of large brands, networks and publishers. These innovations provide sophisticated predictive analytics, multi-channel integrations and full reporting functionalities that are essential to maximize the digital spend of these large market end customers. With this significantly improved functionality, the Company believes its CAKE enterprise software platform is now well-positioned to drive more expansive future recurring-revenue opportunities and intends to ramp its global sales efforts in the large advertiser and brand space throughout the remainder of 2017.

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Appointed Charles Teed VP of Sales to Drive CAKE Enterprise Software Licensing Revenue: Teed brings a proven track record of achieving exceptional sales growth for SaaS-based businesses and will focus on leading sales team efforts to expand Accelerize's core CAKE software licensing business into current as well as new markets across the globe.

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Continued International Expansion: The Company achieved significant global diversification in Q1 2017 with 41% of overall revenue derived outside the U.S., up from 32% in Q1 2016. The Company provides CAKE platform services for customers in more than 40 countries worldwide.

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Named as a “Vendor to Watch” by Gartner, Inc.: Gartner, Inc. named CAKE by Accelerize a “Vendor to Watch” for the third year in a row in its annual “Magic Quadrant for Digital Marketing Hubs” report. The report evaluates technologies that provide marketers with access to audience data, content, workflow triggers and operational analytics to automate the execution and optimization of multichannel campaigns and other related activities.

“Our first quarter results reflect continued strength in our core software licensing business coupled with improvement in our overall financial performance including strong year-over-year adjusted EBITDA growth. More importantly, our investment in product innovation to our CAKE enterprise software platform has Accelerize well-positioned to fuel substantial revenue growth,” said Brian Ross, Chairman and CEO of Accelerize. “CAKE is established as the premier software in the performance-based marketing space and through our software development efforts, we are now poised to further our reach into a much larger market opportunity with brands and advertisers that are rapidly expanding their digital marketing spend. Moving forward we expect to achieve continued growth in our recurring SaaS revenue base, global expansion and strengthening bottom-line results as we build lasting value for our stockholders.”

Financial Highlights for Q1 2017

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Revenues: Total revenues for Q1 2017 were $6.0MM compared to $5.9MM in Q1 2016. Software Licensing revenue rose to $4.9MM, a 12% increase compared to $4.4MM in Q1 2016. The increase in software licensing revenue was driven by a 9% increase in number of customers and a 3% increase in average license revenue per customer on the CAKE software platform. Other revenue, consisting primarily of professional service fees and other partner revenue, decreased by 57% year-over-year to $225K, as a result of the Company's strategic decision to transition away from certain non-core revenue streams. The Company expects future revenues to be driven by ongoing organic growth, international expansion and penetration into new markets through product innovation.

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Operating Income (Loss): For Q1 2017, the Company recorded an operating profit of $226K compared to an operating loss of ($380K) in the same period in 2016. The significant improvement in operating results was attributable to a $479K increase in gross profit coupled with a $126K reduction in operating expenses.

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Net Income (Loss): Net loss for Q1 2017 narrowed to ($55K), or ($0.00) per share on 65.3 million weighted average shares outstanding, compared to a net loss of ($583k) or ($0.01) per share on 65.1 million weighted average shares outstanding in Q1 2016.

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Adjusted EBITDA: Adjusted EBITDA in Q1 2017 rose to $590K, a 75% increase compared to adjusted EBITDA of $337K recorded in Q1 2016. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into the Company’s operating results (see “Use of Non-GAAP Financial Information” and the reconciliations of non-GAAP financial measures later in the press release).

“Our Q1 2017 results are just beginning to demonstrate the power of our recurring revenue model and how that revenue is progressively flowing through our income statement,” said Andy Mazzarella, CFO of Accelerize. “The 12% incremental growth in high-margin recurring-license revenue, coupled with prudent financial controls over expenses, resulted in substantial improvements in operational profitability and adjusted EBITDA. As we continue to improve our financial performance, we strongly believe our investments in innovative technology will create future value for our shareholders.”

About Accelerize

Accelerize Inc. (OTCQB: ACLZ) (OTCBB: ACLZ) offers marketing technology solutions that revolutionize the way advertisers leverage their digital advertising data. For more information, visit www.accelerize.com.

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Use of Forward-looking Statements

This press release may contain forward-looking statements from Accelerize Inc. within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. For example, when Accelerize describes its future growth prospects, says that it believes it will create future value for shareholders, says that it expects future revenues to be driven by ongoing organic growth, international expansion and penetration into new markets through product innovation, and when it uses other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, Accelerize is using forward-looking statements. These forward-looking statements are based on the current expectations of the management of Accelerize only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; our technology may not be validated as we progress further; we may be unable to retain or attract key employees whose knowledge is essential to the development of our products and services; unforeseen market and technological difficulties may develop with our products and services; inability to timely develop and introduce new technologies, products and applications; loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of Accelerize to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Accelerize undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risk and uncertainties affecting Accelerize, reference is made to Accelerize's reports filed from time to time with the Securities and Exchange Commission.

USE OF NON-GAAP FINANCIAL INFORMATION

Accelerize provides financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand Accelerize’s financial performance the Company has supplemented its financial results that it provides in accordance with GAAP with certain non-GAAP financial measures. The method Accelerize uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, management is excluding the following items from its non-GAAP Adjusted EBITDA calculation:

Stock-Based Compensation and Warrant Expenses: The company’s compensation strategy includes the use of stock-based compensation and warrants to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation and warrant expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Media Contact

Jill Hara

PR@getCAKE.com

(949) 548-2253 x 257

Investor Contact

Ascendant Partners, LLC

Fred Sommer

fred@ascendantpartnersllc.com

(732) 410-9810

ACCELERIZE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS

Current Assets:
Cash	$513,641	$1,680,127
Restricted cash	50,000	50,000
Accounts receivable, net of allowance for bad debt of $351,921 and $349,535, respectively	2,322,942	2,229,610
Prepaid expenses and other assets	538,302	398,187
Total current assets	3,424,885	4,357,924

Property and equipment, net of accumulated depreciation of $2,749,985 and $2,585,072, respectively	3,287,533	2,933,126
Other assets	103,387	102,574
Total assets	$6,815,805	$7,393,624

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$1,910,041	$2,639,008
Deferred revenues	94,033	53,450
Credit facility, short term	2,221,312	2,038,946
Other short term loan, net of unamortized deferred financing cost of $29,372 and $43,133, respectively	445,628	506,867
Total current liabilities	4,671,014	5,238,271
Credit facility, net of unamortized deferred financing cost of $383,722 and $429,769, respectively	4,515,359	4,588,227
Other Liabilities	1,381,250	1,487,500
Total liabilities	10,567,623	11,313,998

Stockholders' Deficit:
Series A Preferred stock; $0.001 par value; 54,000 shares authorized; None issued and outstanding.	-	-
Series B Preferred stock; $0.001 par value; 1,946,000 shares authorized; None issued and outstanding.	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized; 65,283,042 and 63,415,254 shares issued and outstanding, respectively	65,282	63,414
Additional paid-in capital	25,429,569	25,211,737
Accumulated deficit	(29,173,420)	(29,118,196)
Accumulated other comprehensive loss	(73,249)	(77,329)

Total stockholders’ deficit	(3,751,818)	(3,920,374)

Total liabilities and stockholders’ deficit	$6,815,805	$7,393,624

ACCELERIZE INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three-month periods ended March 31,
	2017	2016

Revenues:	$5,956,724	$5,864,018
Cost of revenue	1,545,345	1,932,123
Gross profit	4,411,379	3,931,895

Operating expenses:
Research and development	1,043,119	1,030,456
Sales and marketing	1,216,490	992,878
General and administrative	1,926,242	2,288,712
Total operating expenses	4,185,851	4,312,046

Operating income (loss)	225,528	(380,151)

Other income (expense):
Other (loss) income	(300)	9,459
Other expense	(280,452)	(212,549)
Total other (expenses)	(280,752)	(203,090)

Net loss	$(55,224)	$(583,241)

ACCELERIZE INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three-month periods ended March 31,
	2017	2016

Net loss:	$(55,224)	$(583,241)
Interest	256,397	212,549
Depreciation-US	33,269	65,999
Depreciation-UK	2,186	11,314
Amortization	133,573	189,360
EBITDA:	$370,201	$(104,019)
Stock-based compensation exp.	93,833	157,067
Warrant exp.	125,867	284,093
Adjusted EBITDA:	$589,901	$337,141